UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2019, Park Compounding, Inc. (“Park”) a wholly owned subsidiary of Harrow Health, Inc. (collectively, the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Noice Rx, LLC (the “Buyers”). Under the terms of the Agreement, Park has agreed to sell substantially all its assets associated with its non-ophthalmology pharmaceutical compounding business, including but not limited to, trademarks, copyrights, inventories, equipment, customer lists, databases, permits, licenses, and assignment of the Company’s lease obligation for its Irvine, California based pharmacy (the “Assets”), for a total purchase price of $8,000,000 (the “Purchase Price”).

Related to the Agreement, the Buyers entered into a loan agreement with Park equal to the Purchase Price (the “Sellers Note”). The Sellers Note will bear interest at 9.5% per annum and will be secured by all the assets of the Buyers. The Buyers will make ninety-six (96) monthly cash payments to the Company over the eight years following the closing. The first twenty-four months of the Sellers Note will require interest only payments of $63,333, with a principal payment of $2,000,000 due on September 15, 2021. Beginning on October 15, 2021, monthly payments will include interest and amortization of the principal balance and be equal to $119,287. The Sellers Note included a warrant that becomes exercisable in five years and is equal to 20% of the ownership interests of the Buyers.

The closing of this transaction is dependent on the California State Board of Pharmacy issuing a temporary pharmacy and sterile license permit to the Buyers, which has been applied for. If issued, the closing is expected to occur on or before August 27, 2019, subject to other customary terms and conditions.

The foregoing is only a brief description of the Agreement and Sellers Note and does not purport to be a complete description of the rights and obligations of the parties thereunder.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K, including the exhibits filed with this Form 8-K, contains certain forward-looking statements regarding the proposed transaction between the Company and the Buyers. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the transaction; and general regulatory developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, which identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: July 30, 2019	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer